                                                                    EXHIBIT 99.1









                           The Kroger Co. Savings Plan

       Report On Audits Of Financial Statements And Supplemental Schedules

                 For The Years Ended December 31, 1999 and 1998

                           The Kroger Co. Savings Plan
                          Index To Financial Statements
                           December 31, 1999 and 1998



                                                                       Pages
                                                                       -----

Report of Independent Accountants                                        2

Statement of Net Assets Available
  For Plan Benefits at December 31, 1999 and 1998                        3

Statement of Changes in Net Assets
  Available For Plan Benefits for
  the years ended December 31, 1999 and 1998                             4

Notes to Financial Statements                                          5-7

Item 27a - Schedule of Assets Held for Investment
           Purposes at December 31, 1999                                 8

Item 27d - Schedule of Reportable Transactions
           for the year ended December 31, 1999                          9

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Administrative Committee of The Kroger Co. Savings Plan

In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of The Kroger Co. Savings Plan (the "Plan") at December 31, 1999 and 1998, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules referred to in the Index to Financial Statements are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Cincinnati, Ohio
April 18, 2000

                           THE KROGER CO. SAVINGS PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                          at December 31, 1999 and 1998
                            (In thousands of dollars)



                                                        1999            1998
                                                     ----------      -------
Assets

Investments:
   Employer Stock Fund                               $1,080,905      $1,636,141
   Merrill Lynch Equity Index Trust                     136,422         118,631
   Merrill Lynch Basic Value                             25,569          26,195
   Merrill Lynch Global Allocation                       14,807           9,271
   American Capital Emerging Growth                      70,421          32,398
   Templeton Foreign                                     13,644          11,014
   Fixed Income                                         141,567         159,273
   Participation Loans                                   28,869          27,059
   Temporary Investment Fund                                650           5,028
                                                     ----------      ----------
         Total investments                            1,512,854       2,025,010

Receivables:
   Contributions                                         10,270           6,293
   Interest and dividends                                   508             388
                                                     ----------      ----------
         Total assets                                 1,523,632       2,031,691
                                                     ----------      ----------

Liabilities

   Payable for administrative fees                          207             140
                                                     ----------      ----------
         Total liabilities                                  207             140
                                                     ----------      ----------
         Net assets available for plan benefits      $1,523,425      $2,031,551
                                                     ==========      ==========










                     The accompanying notes are an integral
                        part of the financial statements.

                           THE KROGER CO. SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                 for the years ended December 31, 1999 and 1998
                            (In thousands of dollars)



                                                     1999            1998
                                                  ----------      -------

Additions to (reduction in) net assets
  attributable to:
Employee contributions                            $   75,244      $   60,770
Employer contributions                                 9,504           6,296
Transfer from (to) other trusts                       89,397             -
                                                  ----------      ----------
       Total contributions and transfers             174,145          67,066

Investment activity
    Dividends                                         11,860           5,937
    Interest                                          12,180          11,376
    Net (depreciation) appreciation                 (607,066)        673,043
                                                  ----------      ----------
      Total (reductions) additions                  (408,881)        757,422
                                                  ----------      ----------
Distributions to participants                         98,193          83,248
Payable for administrative fees                        1,052             425
                                                  ----------      ----------
      Total deductions                                99,245          83,673
                                                  ----------      ----------
      Net (decrease) increase                       (508,126)        673,749

Net assets available for plan benefits:
    Beginning of year                              2,031,551       1,357,802
                                                  ----------      ----------
    End of year                                   $1,523,425      $2,031,551
                                                  ==========      ==========





                      The accompanying notes are an integral
                        part of the financial statements.

                           THE KROGER CO. SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The following describes the significant policies followed in the preparation of these financial statements.

         INVESTMENTS VALUATION

         Investments in equity securities, mutual funds and collective trusts are valued at fair value (quoted market prices where available) or estimated fair values. Investment contracts are valued at contract value (cost plus accrued interest).

         PERVASIVENESS OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits as of the date of the Plan's financial statements and the reported changes in net assets available for plan benefits during the reporting period. Actual results could differ from those estimates.

         OTHER

         Purchases and sales of securities are reflected on a trade date basis. Gain or loss on sales of securities are based on average cost.

         Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned.

         The Plan presents in the statement of changes in net assets available for plan benefits the net appreciation or depreciation in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation or depreciation on those investments.

         Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lowest of: a) account balance less $2,500; b) 50% of account balance; c) $50,000 less the highest outstanding loan balance over the last 12 months. Loan transactions are treated as a transfer from the investment fund to the Participant Loan Fund. Loan terms range from 1-4 years or up to 6 years for the purchase of a primary residence. The loans are collateralized by the balance in the participant's account and bear interest at a rate of Prime plus 1.5%. The rate is changed quarterly and the Prime rate used for a quarter is the Prime rate on the last business day of the previous quarter. Principal and interest are paid through periodic payroll deductions.

2.       PLAN DESCRIPTION

         The Plan provides for eligible employees of The Kroger Co. and subsidiaries (the "Company") to redirect a portion of their salary, up to limits defined in the Plan, to the seven investment funds of the Plan at any time.

         Employee contributions to the Plan are limited to the lower of $10,000 or 19% (6% if the participant is a highly compensated employee as defined by the Internal Revenue Service) of the employee's annual compensation during the period in which they are a participant in the Plan, subject to Internal Revenue Service Code limitations.

         At the end of each year, the Company makes a basic matching contribution into the Employer Stock Fund equal to ten percent (10%) of the salary directed by participants to the Employer Stock Fund during the year. A supplemental matching contribution is allocated in proportion to salary directed to all investment funds. This supplemental contribution is automatically invested in the Employer Stock Fund. The supplemental contribution is based on the annual financial results of the Company and determined annually by the Board of Directors. The supplemental contribution ranges from none to twenty percent (20%) of participant contributions.

         In 1999, the Company made matching and supplemental contributions. The supplemental contribution was 6%. In 1998, the Company made a matching contribution and a supplemental contribution of 4%.

         Each participant's account is credited with the participant's contribution and an allocation of the Company's matching contribution, Plan earnings, and other adjustments as defined in the Plan. Allocations are based on participant earnings or account balances as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

         Further information about the Plan, including vesting, allocation and benefit provisions, and employer and employee contributions is contained in the Plan, and Plan amendments. Copies of these documents are available from the Company's Personnel Department.

3.       INVESTMENT CONTRACTS

         The Plan's Fixed Income Fund contains various investment contracts which are fully benefit-responsive. A fully benefit-responsive investment provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers, loans, or withdrawals initiated by plan participants under the terms of the ongoing Plan. Certain employer initiated events (i.e., lay-offs, mergers, bankruptcy, plan termination) are not eligible for the liquidity guarantee.

         The following information is presented in the aggregate for the investment contracts:

                                                  1999             1998
                                              ------------     ------------
                  Fair value                  $137,432,142     $135,981,239
                  Crediting interest rates    5.2% to 7.2%     5.4% to 7.3%
                  Average yield                   6.6%             6.8%

         The crediting interest rates for the investment contracts are based upon the contract rate or a predetermined formula which factors in duration, market value and book value of the investment. Certain of the crediting rates are adjusted quarterly. The minimum crediting interest rate for these investments is zero.

         The fair value of the investment contracts is calculated as the aggregate present value of the underlying cash flows using interest rates quoted for securities with similar duration and credit risk.

4.       TAX STATUS

         The Plan obtained its latest determination letter in March 1998, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

         Participant contributions and earnings of the Plan are not subject to federal income tax until distribution, at which time they are taxable to the recipient.

5.       NONPARTICIPANT-DIRECTED INVESTMENTS
         -----------------------------------

         Investments in the Employer Stock Fund are generated from participant-directed contributions, the Company's basic matching contribution, and the Company's supplemental matching contribution. Employee and employer amounts included in the Employer Stock Fund cannot be separately determined. Accordingly, the investments in the Employer Stock Fund are considered non-participant directed for disclosure purposes.

         The information about the net assets and the significant components of the changes in net assets relating to the nonparticipant-directed investments in the Employer Stock Fund is as follows:

                                                          Net Assets:
                                                          December 31,
                                                     ------------------------
                                                        1999         1998
                                                     ----------   -----------
                  Employer Stock Fund                $1,080,905   $1,636,141
                                                     ==========   ==========

                                                          Year Ended
                                                       December 31, 1999
                                                       ------------------
                  Change in Net Assets in the
                        Employer Stock Fund:
                  Employee contributions                   $   50,787
                  Employer contributions                        6,493
                  Transfer from other trusts                    9,975
                  Interest                                      1,931
                  Net depreciation                           (663,689)
                  Distributions to participants               (58,717)
                  Administrative expenses                        (261)
                  Transfers from other funds                   98,245
                                                           ----------
                                                           $ (555,236)
                                                           ==========


                           THE KROGER CO. SAVINGS PLAN
           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                              at December 31, 1999
                            (In Thousands of Dollars)
                            -------------------------




                                             NUMBER OF
                                              SHARES                   1999
                                                              ----------------------

                                                                           CARRYING
NAME OF ISSUER AND TITLE OF ISSUE             AMOUNT             COST        VALUE
---------------------------------       -----------------     ----------  --------
      EMPLOYER STOCK FUND
The Kroger Co. common shares*             57,266,000 shs.     $ 436,520   $1,080,905

      MERRILL LYNCH EQUITY INDEX TRUST
Collective Investment Trust                1,348,000 shs.        62,248      136,422

      MERRILL LYNCH BASIC VALUE
Mutual Funds                                 670,000 shs.        23,359       25,569

      MERRILL LYNCH GLOBAL ALLOCATION
Mutual Funds                               1,056,000 shs.        15,182       14,807

      AMERICAN CAPITAL EMERGING GROWTH
Mutual Funds                                 806,000 shs.        37,697       70,421

      TEMPLETON FOREIGN
Mutual Funds                               1,216,000 shs.        11,913       13,644

      FIXED INCOME
Guaranteed Investment Contracts(GICs)                             2,055        2,055
Synthetic GICs                                                  139,512      137,432
Wrapper Contracts for Synthetic GICs                                  0        2,080
                                                              ---------   ----------
                                                                141,567      141,567
         PARTICIPANT LOANS
Loans to Participants                                                 0       28,869

Temporary Cash Investments                                          650          650
                                                              ---------   ----------

              Total                                           $ 729,136   $1,512,854
                                                              =========   ==========

*Represents party in interest transactions.

                           THE KROGER CO. SAVINGS PLAN
                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                      For the Year Ended December 31, 1999
                            (In thousands of dollars)




Transaction                                 # of       # of                                       Realized
   Type        Security Description        Trans      Shares         Cost         Proceeds       Gain(loss)
-----------    -----------------------     -----   -----------   ------------   ------------    -----------
               KROGER COMMON STOCK*

BUY            Kroger Co. Common Stock     1,085     6,732,080     $175,603

SELL           Kroger Co. Common Stock     1,420     2,643,663     $ 44,934       $110,780        $65,846


               POOLED SEPARATE A/C(GICS)


BUY            Fixed Income Fund           1,122    83,697,257     $ 83,697

SELL           Fixed Income Fund           1,251   101,403,139     $101,403      $101,403         $     -

               TEMPORARY INVESTMENT FUNDS

BUY            Temporary Investment Fund     252   146,196,046     $146,196

SELL           Temporary Investment Fund     252   148,012,767     $148,013      $148,013         $     -

*Represents party in interest transactions.

                             DILLON COMPANIES, INC.
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN


                              FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                             DILLON COMPANIES, INC.
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                           December 31, 1999 and 1998


                                TABLE OF CONTENTS



Financial Statements:                                             Pages
---------------------                                             -----

Report of Independent Accountants                                   2

Statement of Net Assets Available for Plan Benefits                 3

Statement of Changes in Net Assets Available for Plan Benefits      4

Notes to Financial Statements                                      5-8




Supplemental Schedules:                                         Schedule
-----------------------                                         --------


Item 27(a) - Schedule of Assets Held for Investment Purposes        1

Item 27(d) - Schedule of Reportable Transactions                    2





All other schedules required by Form 5500 have been omitted as being not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------





To the Trust Committee
Dillon Companies, Inc.
   Employees' Stock Ownership and Savings Plan



In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan (the "Plan") at December 31, 1999 and 1998, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules referred to in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ PricewaterhouseCoopers LLP
--------------------------------------
PricewaterhouseCoopers LLP
Cincinnati, Ohio
April 7, 2000

                             DILLON COMPANIES, INC.
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                             Statement of Net Assets
                           Available for Plan Benefits

                        As of December 31, 1999 and 1998



                                                       1999          1998
                                                  -------------  --------
ASSETS
  Cash and cash equivalents                       $  2,954,492   $  4,919,899

  Investment contracts with insurance companies              0        661,350
  Investments in BASIC                              23,715,578     28,853,965
  Investments in PIMCO                              20,655,524     22,279,441
  Investments in State Street Fixed Fund            13,245,099     16,127,809
  Investments in CDC Investment Management           3,060,815      5,264,821
  Investments in Transamerica Life Insurance         8,015,337      8,103,865
  The Kroger Co. common stock                      378,176,896    654,913,963
  Trust funds managed by:
    Sanford C. Bernstein & Co.                      21,699,098     27,196,483
    State Street Global Advisors Index Fund         36,223,166     37,551,936
                                                   -----------    -----------

       Total assets                                507,746,005    805,873,532
                                                   -----------    -----------


LIABILITIES
  Accounts payable                                     184,032        187,427
  Dividends payable                                     16,763         16,763
                                                   -----------    -----------

    Total liabilities                                  200,795        204,190
                                                   -----------    -----------


Net assets available for plan benefits            $507,545,210   $805,669,342
                                                   ===========    ===========







See accompanying notes to financial statements.

                             DILLON COMPANIES, INC.
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                       Statement of Changes in Net Assets
                           Available for Plan Benefits

                 For the Years Ended December 31, 1999 and 1998



                                                                                  1999           1998
                                                                            -------------    ------------
Additions to net assets attributed to:
  Investment income:
    Net appreciation (depreciation)in fair value of investments:
      The Kroger Co. common stock                                           $(223,185,255)   $260,908,978
                                                                             -------------    -----------
    Interest:
      Short-term investments                                                       99,724         186,902
      Investment contracts with insurance companies, investments in BASIC, investments in PIMCO, investments in State Street Fixed Fund, investments in CDC Investment Management,
        investments in Transamerica Life Insurance                              5,854,266       5,627,138
                                                                              -----------     -----------
                                                                                5,953,990       5,814,040
                                                                              -----------     -----------
   Net investment income of trust funds managed by:
     Sanford C. Bernstein & Co.                                                 1,587,174       3,309,564
     State Street Global Advisors Index Fund                                    7,170,884       8,085,828
                                                                              -----------     -----------
                                                                                8,758,058      11,395,392
                                                                              -----------     -----------
Contributions:
  Employer                                                                      2,933,393       2,533,545
  Employee                                                                     26,759,713      27,018,626
                                                                              -----------     -----------
                                                                               29,693,106      29,552,171
                                                                              -----------     -----------
    Total additions                                                          (178,780,101)    307,670,581
                                                                             -------------    -----------

Deductions from net assets attributed to:
  Benefits paid to participants                                                41,062,823      49,711,845

  Assets transferred to another trust                                          78,196,732               0

  Administrative expenses                                                          84,476          79,153
                                                                              -----------     -----------

    Total deductions                                                          119,344,031      49,790,998
                                                                              -----------     -----------

Increase (Decrease) in net assets available for plan benefits                (298,124,132)    257,879,583
Net assets available at beginning of period                                   805,669,342     547,789,759
                                                                              -----------     -----------
Net assets available at end of period                                        $507,545,210    $805,669,342
                                                                              ===========     ===========





See accompanying notes to financial statements.

                             DILLON COMPANIES, INC.
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                          Notes to Financial Statements

                           December 31, 1999 and 1998

1)       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         The accompanying financial statements have been prepared on an accrual basis and present the net assets available for plan benefits and changes in those net assets based on fair value (quoted market prices where available). Fixed investments are valued at contract value (cost plus accrued interest). Purchases and sales of The Kroger Co. common stock are recorded on a trade date basis. The Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan (the Plan) presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.


2) DESCRIPTION OF DILLON COMPANIES, INC. EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

         Employees of Dillon Companies, Inc. (the Company) and its subsidiaries with one year of service and who have attained age 21 are eligible to become a participant on January 1 or July 1 following completion of eligibility requirements.

         The interest of all participants in the Plan is fully vested at all times and is not subject to forfeiture or cancellation under any circumstances. Plan assets are for participants only and may never revert to the employer.

         Plan income and expenses for each period are allocated to the participants' accounts in the ratio that the balance in the account of each participant bears to the balance of all the participants' accounts immediately before the allocation. Employer contributions are allocated based on participants' salaries as stated in the Plan.

         All distributions to participants are in cash or in whole shares of The Kroger Co. common stock (cash is paid for fractional shares). Participants and beneficiaries individually exercise voting rights on the shares of The Kroger Co. common stock allocated to their account.

         Under the 401(k) salary reduction provision, Plan participants may make an election to have the Company contribute to the Plan on their behalf from two percent (2%) to twenty percent (20%) of the qualifying compensation that would otherwise be payable to them for the Plan year.

         A basic matching employer contribution is allocated to participants of the Stock Fund equal to ten percent (10%) of salaries directed by participants. A supplemental employer contribution is allocated in proportion to all participants' salaries directed to all investments. The supplemental contribution is based on the annual financial results of The Kroger Co. and determined annually by the Board of Directors.

         The Company currently has discontinued contributions to the ESOP portion of the Plan and has no present intentions to resume such contributions.

                             DILLON COMPANIES, INC.
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                    Notes to Financial Statements, Continued

                           December 31, 1999 and 1998



2) DESCRIPTION OF DILLON COMPANIES, INC. EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN, CONTINUED

         Participants of the 401(k) portion of the Plan and participants of the ESOP portion of the Plan who are over age 55 are allowed monthly and annual investment option selections, respectively, to direct all or a portion of their contributions to the following funds:

                                           Fixed
                                           Index
                                           Balanced
                                           Kroger Stock


3)       INVESTMENTS
         The Dillon Companies, Inc. Employee Master Trust (the Trust) was formed on July 1, 1987, as the funding medium for various employee benefit plans administered by the Company. All assets of the Dillon Companies, Inc. Profit Sharing and Savings Plan, Dillon Companies, Inc. Pension Plan, and Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan are funded through the Dillon Companies, Inc. Employee Master Trust. The allocation of assets between plans is based upon individual plan assets adjusted monthly for contributions, benefit payments, earnings and administrative expenses.

         The Plan's investments are held by the Trust and are administered by the Dillon Companies, Inc. Trust Committee. The Trust Committee selects investment managers to manage certain assets of the Plan. The net change in funds managed by investment managers includes revenue earned, unrealized and realized gains and losses on investments, and fiduciary expenses. The investments and changes therein of the trust funds managed by investment managers have been reported to the Plan by the trustees as having been determined through the use of fair value or estimated fair values for all assets and liabilities of the trust funds.

         During 1999, certain employees of Smith's, a wholly-owned subsidiary of the Kroger Co., became employees of Fry's Food Stores (Fry's). Previously, Fry's employees participated in the Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan, while Smith's employees participated in a different 401(K) plan. In order to conform all current Fry's employees into the same plan, all such employee balances under previously existing plans were transferred to The Kroger Co. 401(K) and Savings Plan. As such, approximately $78 million was transferred out of the Trust in 1999.


4)       FIXED INVESTMENTS
         The Plan had the following fixed investments in the fixed fund as of December 31, 1999:
            * Benefit Accessible Securities Investment Contracts (BASIC) with annual crediting interest rates ranging from 6.00% to 7.88% and maturities from one to nine years.
            * Investment in Pacific Investment Management Company (PIMCO) with a variable crediting interest rate of 6.64%. The variable crediting interest rate is adjusted quarterly.
            * Investment in Diversified Financial Products Inc. (State Street Fixed Fund) with a variable crediting interest rate of 6.48%. The variable crediting interest rate is adjusted quarterly.

            * CDC Investment Management with annual crediting interest rates ranging from 6.20% to 6.45% and maturities from one to two years.
            * Investment in Transamerica Life Insurance and Annuity Company (J.P. Morgan Investment Management Inc.) with a variable crediting interest rate of 6.05%. The variable crediting interest rate is adjusted quarterly.
         The crediting interest rate for investment contracts with BASIC, and CDC Investment Management is the contract rate. The crediting interest rate for investments in PIMCO, State Street Fixed Fund, and J.P. Morgan Investment Management Inc. is based upon a predetermined formula which factors in duration, market value, and book value of the portfolio. The minimum crediting interest rate for these investments is zero percent.

         All of the Plan's fixed investments are fully benefit-responsive. A fully benefit-responsive investment provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers, loans, or withdrawals initiated by plan participants under the terms of the ongoing Plan. Certain employer initiated events (i.e. lay-offs, mergers, bankruptcy, plan termination) are not eligible for the liquidity guarantee.

         The following information is presented in the aggregate for the fixed investments:

                                                      1999              1998
                                                 -------------     ---------

                     Fair Value                   $70,698,625      $90,158,673
                     Average Yield                   7.80%             7.19%

         The fair value of the fixed investments are calculated as the aggregate present value of the underlying cash flows using interest rates quoted for securities with similar duration and credit risk.


5)       TAX STATUS
         The Internal Revenue Service has issued a determination letter to the Plan that the requirements for a qualified plan under Section 401(a) of the Internal Revenue Code have been met and the Plan is exempt from federal and state income taxes.


6)       PRIORITIES UPON TERMINATION OF THE PLAN
         It is the intent of the Company to continue the Plan indefinitely; however, the Company reserves the right to terminate the Plan at any time.

         In the event of termination of the Plan, the Trustees shall continue to administer the Plan in accordance with the provisions of the Plan until all obligations have been discharged or satisfied.


7)       USE OF ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits as of the date of the Plan's financial statements and the reported changes in net assets available for plan benefits during the reporting period. Actual results could differ from those estimates.

                             DILLON COMPANIES, INC.
                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                     Notes to Financial Statement, Continued
                           December 31, 1999 and 1998

8)      NONPARTICIPANT-DIRECTED INVESTMENTS

        Information about the net assets and the significant components of the changes in net assets relating to the nonparticipant-directed investments is as follow

                  NET ASSETS                                        1999               1998
                  ----------                                  ----------------   ---------------

                            The Kroger Co. common stock       $   378,176,896    $   654,913,963
                                                              ================   ===============


                  CHANGES IN NET ASSETS                             1999               1998
                  ---------------------                       ----------------   ---------------

                            Contributions                     $    20,569,936    $    18,443,212
                            Net appreciation(depreciation)       (223,185,255)       260,908,978
                            Benefits paid to participants         (28,613,716)       (37,814,424)
                            Transfers in                           16,077,288            638,544
                            Transfers to another trust            (61,585,320)
                                                              ----------------   ---------------

                                                              $   276,737,067    $   242,176,310
                                                              ================   ===============


                                                                      SCHEDULE 1
                                                                      ----------

                             DILLON COMPANIES, INC.

                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

          Item 27(a) - Schedule of Assets Held for Investment Purposes
                                 (Master Trust)

                                December 31, 1999



                                                     Annual
                                                    Interest    Maturity                      Carrying
                                                      Rate        Date          Cost           Value
                                                  ----------    --------    ------------   ---------
CASH AND CASH EQUIVALENTS:
-------------------------
     Short Term Investments with PIMCO                                      $ 12,412,583   $ 12,408,956
                                                                             ===========    ===========


      ALLOCATION:
      ----------
        Profit Sharing                                                      $  8,476,769   $  8,474,292

        Pension                                                                  318,786        318,693

        ESOP 401(k)                                                            3,617,028      3,615,971
                                                                             -----------    -----------

                                                                            $ 12,412,583   $ 12,408,956
                                                                             ===========    ===========

                                                               SCHEDULE 1, CONT.
                                                               -----------------

                             DILLON COMPANIES, INC.

                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

          Item 27(a) - Schedule of Assets Held for Investment Purposes
                                 (Master Trust)

                                December 31, 1999



                                                     Annual
                                                    Interest    Maturity                     Carrying
                                                      Rate        Date          Cost          Value
                                                    --------    --------    ------------   ------------
INVESTMENTS IN BASIC:
--------------------

  FNMA 92-16KD                                        7.000%      2005         4,759,312      4,924,296

  FHLMC 1365PI                                        7.250%      2005         3,961,844      4,102,804

  FNMA 92-182PH                                       7.000%      2005         2,881,109      3,066,915

  FNMA 92-200H                                        7.000%      2006         2,946,875      3,091,259

  FHLMC 1458J                                         7.000%      2005         4,856,601      5,072,994

  FHLMC 1457PJ                                        7.000%      2006         4,922,875      5,100,398

  FHLMC 1542H                                         6.500%      2003         5,915,832      6,014,579

  FHLMC 1625H                                         6.000%      2008         9,695,313      9,881,290

  FNMA 93-134G                                        6.500%      2006         7,415,000      7,749,473

  FNMA 94-48E                                         6.000%      2007         6,002,062      6,363,531

  FNMA 94-10PC                                        6.500%      2005         9,006,250      9,474,607

  10 YR UST                                           7.875%      2004         4,042,185      4,064,910

  FNMA 93-107D                                        6.500%      2002         2,902,969      2,980,593

  FNMA 93-118H                                        6.500%      2004         5,932,992      5,986,453

  FNMA 93-209J                                        6.000%      2008         4,641,333      4,770,699
                                                                            ------------   ------------

     Total Dillon Companies, Inc.
     Employee Master Trust                                                  $ 79,882,552   $ 82,644,801
                                                                            ============   ============


  Fair Value                                                                               $ 87,792,783

  Wrap Value                                                                                 (5,147,982)
                                                                                           ------------

                                                                                           $ 82,644,801
                                                                                           ============

     ALLOCATION:
     ----------
       Profit Sharing                                                       $ 56,072,139   $ 58,011,051

       Pension                                                                   887,484        918,172

      ESOP 401(k)                                                             22,922,929     23,715,578
                                                                            ------------   ------------

                                                                            $ 79,882,552   $ 82,644,801
                                                                            ============   ============

                                                               SCHEDULE 1, CONT.
                                                               -----------------

                             DILLON COMPANIES, INC.

                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

          Item 27(a) - Schedule of Assets Held for Investment Purposes
                                 (Master Trust)

                                December 31, 1999


                                                     Annual
                                                    Interest    Maturity                      Carrying
                                                      Rate        Date          Cost           Value
                                                    --------    --------    ------------      ---------
INVESTMENTS IN PIMCO:
--------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                            6.640%    Variable    $ 45,750,000   $ 71,181,328
                                                                             ===========    ===========


  Fair Value                                                                               $ 68,938,237

  Wrap Value                                                                                  2,243,091
                                                                                            -----------

                                                                                           $ 71,181,328
                                                                                            ===========
     ALLOCATION:
     ----------
       Profit Sharing                                                       $ 32,474,184   $ 50,525,804

       Pension                                                                         -              -

       ESOP 401(k)                                                            13,275,816     20,655,524
                                                                             -----------    -----------

                                                                            $ 45,750,000   $ 71,181,328
                                                                             ===========    ===========


INVESTMENTS IN STATE STREET FIXED FUND:
--------------------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                            6.476%    Variable    $ 28,750,000   $ 45,644,145
                                                                             ===========    ===========


  Fair Value                                                                               $ 43,668,592

  Wrap Value                                                                                  1,975,553
                                                                                             ----------

                                                                                           $ 45,644,145
                                                                                            ===========
     ALLOCATION:
     ----------
       Profit Sharing                                                       $ 20,407,274   $ 32,399,046

       Pension                                                                         -              -

       ESOP 401(k)                                                             8,342,726     13,245,099
                                                                             -----------    -----------

                                                                            $ 28,750,000   $ 45,644,145
                                                                             ===========    ===========


INVESTMENTS IN CDC INVESTMENT MANAGEMENT:
----------------------------------------
     Total Dillon Companies, Inc.                     6.200%
     Employee Master Trust                         to 6.450%    Variable    $  8,078,769   $ 10,547,923
                                                                             ===========    ===========


  Fair Value                                                                               $ 10,523,926
                                                                                            ===========
  Wrap Value                                                                                     23,997
                                                                                            -----------

                                                                                           $ 10,547,923
                                                                                            ===========
     ALLOCATION:
     ----------
       Profit Sharing                                                       $  5,734,457   $  7,487,108

       Pension                                                                         -              -

       ESOP 401(k)                                                             2,344,312      3,060,815
                                                                             -----------    -----------

                                                                            $  8,078,769   $ 10,547,923
                                                                             ===========    ===========

                                                               SCHEDULE 1, CONT.
                                                               -----------------

                               DILLON COMPANIES, INC.

                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

          Item 27(a) - Schedule of Assets Held for Investment Purposes
                                 (Master Trust)

                                December 31, 1999



                                                     Annual
                                                    Interest    Maturity                      Carrying
                                                      Rate        Date          Cost           Value
                                                  ----------    --------    ------------   --------------
INVESTMENTS IN TRANSAMERICA LIFE INSURANCE:
------------------------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                             6.05%    Variable   $  25,000,000  $   27,621,778
                                                                            ============   =============


  Fair Value                                                                              $   26,001,380

  Wrap Value                                                                                   1,620,398
                                                                                           -------------

                                                                                          $   27,621,778
                                                                                           =============

     ALLOCATION:
     ----------
       Profit Sharing                                                       $ 17,745,455  $   19,606,441

       Pension                                                                         -               -

       ESOP 401(k)                                                             7,254,545       8,015,337
                                                                             -----------   -------------

                                                                            $ 25,000,000  $   27,621,778
                                                                             ===========   =============


INVESTMENTS IN THE KROGER CO. COMMON STOCK:*
------------------------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                                                  $212,835,359  $  640,803,185
                                                                             ===========   =============


     ALLOCATION:                        SHARES
     -----------
       Profit Sharing                 13,358,014                            $111,943,070  $  252,132,519

       Pension                           555,962                               3,382,308      10,493,770

       ESOP 401(k)                    20,035,862                              97,509,981     378,176,896
                                      ----------                             -----------   -------------

                                      33,949,838                            $212,835,359  $  640,803,185
                                      ==========                             ===========   =============

*Represents party in interest transactions.

                                                               SCHEDULE 1, CONT.
                                                               -----------------

                             DILLON COMPANIES, INC.

                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

          Item 27(a) - Schedule of Assets Held for Investment Purposes
                                 (Master Trust)

                                December 31, 1999



                                                     Annual
                                                    Interest    Maturity                      Carrying
                                                      Rate        Date          Cost           Value
                                                  ----------    --------    ------------   --------------
INVESTMENTS IN TRUST FUNDS MANAGED BY:
-------------------------------------

   SANFORD C. BERNSTEIN & CO.:
   --------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                                                  $ 62,168,505   $ 69,711,516
                                                                             ===========    ===========


     ALLOCATION:
     ----------
       Profit Sharing                                                       $ 42,817,319   $ 48,012,418

       Pension                                                                         -              -

       ESOP 401(k)                                                            19,351,186     21,699,098
                                                                             -----------    -----------

                                                                            $ 62,168,505   $ 69,711,516
                                                                             ===========    ===========


   STATE STREET GLOBAL ADVISORS INDEX FUND:
   ---------------------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                                                  $ 86,307,797   $ 97,752,976
                                                                             ===========    ===========


     ALLOCATION:
     ----------
       Profit Sharing                                                       $ 54,325,736   $ 61,529,810

       Pension                                                                         -              -

       ESOP 401(k)                                                            31,982,061     36,223,166
                                                                             -----------    -----------

                                                                            $ 86,307,797   $ 97,752,976
                                                                             ===========    ===========


INVESTMENTS IN MELLON TRUST:
---------------------------
     Total Dillon Companies, Inc.
     Employee Master Trust                                                  $ 47,970,875   $ 93,702,898
                                                                             ===========    ===========


     ALLOCATION:
     ----------
       Profit Sharing                                                       $          -   $          -

       Pension                                                                47,970,875     93,702,898

       ESOP 401(k)                                                                     -              -
                                                                             -----------    -----------

                                                                            $ 47,970,875   $ 93,702,898
                                                                             ===========    ===========

                                                                      SCHEDULE 2
                                                                      ----------

                             DILLON COMPANIES, INC.

                   EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                Item 27(d) - Schedule of Reportable Transactions
                                 (Master Trust)

                          Year Ended December 31, 1999

                                                                                  Current
                                                                                 Value on
                                                       Selling      Cost of       Date of       Net Gain
    Description of Transaction             Price        Price        Asset     Transactions    or (Loss)
--------------------------------------  -----------  -----------  -----------  ------------   ----------
PIMCO
  time deposits                         $82,180,000       --      $82,180,000   $82,180,000       --

PIMCO
  time deposits                              --      $89,600,000   89,600,000    89,600,000       --

Mutual Benefit Life of New Jersey
  investment contract                        --        1,500,000    1,500,000     1,500,000       --

FNMA 90-128H
  investment contract                        --           69,669       69,669        69,669       --

FNMA 92-134H
  investment contract                        --        6,838,022    6,838,022     6,838,022       --

5 YR UST
  investment contract                        --        4,005,212    4,005,212     4,005,212       --

State Street Fixed Fund
  trust investment                           --       10,000,000   10,000,000    10,000,000       --

PIMCO
  trust investment                           --        6,000,000    6,000,000     6,000,000       --

CDC Investment Management
  trust investment                           --        6,921,256    6,921,256     6,921,256       --

Merrill Lynch
  The Kroger Co. common stock*
  724,445 shares                         13,799,986       --       13,799,986    13,799,986       --

Morgan Stanley
  The Kroger Co. common stock*
  1,697,500 shares                       45,501,880       --       45,501,880    45,501,880       --

Morgan Stanley
  The Kroger Co. common stock*
  423,800 shares                             --       12,122,754    2,204,562    12,122,754  $ 9,918,192

Mellon Trust
  The Kroger Co. common stock*
  134,092 shares                          2,110,904       --        2,110,904     2,110,904       --

Sanford C. Bernstein & Co.
  trust investment                          400,000       --          400,000       400,000       --

Sanford C. Bernstein & Co.
  trust investment                           --       15,036,095   15,036,095    15,036,095       --

Mellon Capital Index Fund
  trust investment                        1,000,000         --      1,000,000     1,000,000       --

Mellon Capital Index Fund
  trust investment                           --        2,100,000    2,100,000     2,100,000       --

State Street Global Advisors Index Fund
  trust investment                           --       14,145,306   14,145,306    14,145,306       --

Mellon Trust
  trust investment                           --        3,610,904    3,610,904     3,610,904       --

*Represents party in interest transactions.